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                                                                    Exhibit 9(H)

                               AMENDMENT NO. 1 TO
                     SPECIAL MANAGEMENT SERVICES AGREEMENT
                     -------------------------------------

                 WHEREAS, PACIFIC HORIZON FUNDS, INC., a Maryland corporation (the "Company"), CONCORD HOLDING CORPORATION, a Delaware corporation ("Concord"), and SECURITY PACIFIC NATIONAL BANK, a national banking association ("Security Pacific"), are parties to a Special Management Services Agreement dated as of November 13, 1989 (the "Agreement"); and

                 WHEREAS, the parties wish to amend the Agreement in certain respects;

                 NOW THEREFORE, the undersigned hereby agree, intending to be legally bound, that effective immediately, the Agreement is amended as follows:

                 1. Section I.2.(ii) is hereby amended to substitute the words "La Jolla" for the words "Los Angeles."

                 2. Section I.2(c)(iv) is hereby amended and restated in its entirety as follows: "Overseeing the performance of The Bank of New York under the Custody Agreement and American Transtech Inc. under the Transfer Agency Agreement including a selective review of all correspondence from the transfer agent to shareholders for accuracy and timeliness in handling inquiries and review of dividend checks, statements and purchase and redemption orders for proper turn-around."

                 Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

                 IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the 19th day of October, 1990.


                                      PACIFIC HORIZON FUNDS, INC.


Attest:/s/ James Bemaiche             By:/s/ William B. Blundin
       ------------------                ----------------------

                                      CONCORD HOLDING CORPORATION


Attest:/s/ Suzanne M. Clark           By:/s/ Richard Stierwalt
       --------------------              ---------------------

                                      SECURITY PACIFIC NATIONAL BANK


Attest:/s/ [signature illegible]      By:/s/ [signature illegible]
       -------------------------         --------------------------